Exhibit 99.1
LPI MEDIA INC. AND SUBSIDIARIES
AND AFFILIATED COMPANY (2004)
COMBINED (2004) AND CONSOLIDATED (2003 AND 2002)
FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

Combined and Consolidated Balance Sheets	2 – 3

Combined and Consolidated Statements of Income	4

Combined and Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	5

Combined and Consolidated Statements of Cash Flows	6 – 7

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS	8 – 15

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY
Los Angeles, California
We have audited the accompanying combined balance sheets of LPI Media Inc. and Subsidiaries and its Affiliated Company (all Delaware corporations) as of December 31, 2004, and the consolidated balance sheets of LPI Media Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related combined and consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined and consolidated financial position of LPI Media Inc. and Subsidiaries and its Affiliated Company (2004) as of December 31, 2004, 2003 and 2002, and the combined and consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ RBZ, LLP
RBZ, LLP
Los Angeles, California
October 28, 2005

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
COMBINED AND CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004, 2003 AND 2002
ASSETS

	2004	2003	2002
	Combined	Consolidated	Consolidated
Current Assets
Cash	$1,199,158	$1,326,496	$264,219
Accounts receivable, net of allowance for returns of $1,275,735, $1,148,041 and $1,119,454 and allowance for doubtful accounts of $677,575, $435,495 and $561,425 in 2004, 2003 and 2002, respectively	4,942,824	3,749,649	3,356,362
Income tax receivable	25,200	9,355	16,185
Inventory, net	1,563,529	1,026,978	1,123,849
Prepaid expenses	485,788	676,752	493,886

	8,216,499	6,789,230	5,254,501

Property and Equipment, net	483,587	370,736	297,680
Intangible Assets, net	8,728,469	8,732,469	8,736,469
Stockholder Loans Receivable	557,815	267,457	267,457
Other Assets	92,637	110,308	191,247

	9,862,508	9,480,970	9,492,853

	$18,079,007	$16,270,200	$14,747,354

See accompanying notes to financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
COMBINED AND CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004, 2003 AND 2002
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	2004	2003	2002
	Combined	Consolidated	Consolidated
Current Liabilities
Accounts payable and accrued liabilities	$2,485,674	$1,851,138	$1,977,068
Deferred advertising revenue	205,450	300,022	339,359
Current portion of obligations under capital leases	—	—	39,443
Current portion of long-term debt	1,333	4,000	103,243
Current portion of deferred subscription revenue	4,671,021	4,757,504	4,846,533

	7,363,478	6,912,664	7,305,646

Long-term Liabilities
Long-term debt, net of current portion	7,250,000	7,251,333	7,255,333
Obligations under capital leases, net of current portion	—	—	32,562
Deferred subscription revenue	1,567,060	1,485,322	1,240,407
Deferred rent obligation	180,858	186,461	30,757

	8,997,918	8,923,116	8,559,059

	16,361,396	15,835,780	15,864,705

Commitments and Contingencies (Notes 8 and 10)

Stockholders’ Equity (Deficit)
Common stock, $1 par value, 1,000 shares authorized, issued and outstanding	1,000	1,000	1,000
Additional paid-in capital	799,000	799,000	799,000
Retained earnings (accumulated deficit)	917,611	(365,580)	(1,917,351)

	1,717,611	434,420	(1,117,351)

	$18,079,007	$16,270,200	$14,747,354

See accompanying notes to financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
COMBINED AND CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
	Combined	Consolidated	Consolidated
Revenue
Advertising	$14,978,793	$12,446,351	$10,975,929
Magazine subscriptions	6,786,921	6,905,274	7,340,661
Newsstand	2,559,401	2,562,243	2,576,828
Book sales	2,477,297	2,421,235	2,552,278
Mail order and website access	1,778,573	1,793,052	1,688,090
List brokerage and management	1,151,448	956,043	781,419

	29,732,433	27,084,198	25,915,205

Operating Expenses
Advertising	3,022,637	2,371,824	1,870,970
Circulation	3,735,249	3,353,435	3,636,319
Production and distribution	9,917,904	9,086,613	9,517,778
Editorial	5,253,744	4,501,193	4,395,753
List brokerage and management	879,433	813,348	640,454
General and administrative	4,638,040	4,465,159	4,283,827

	27,447,007	24,591,572	24,345,101

Income Before Interest, Taxes, Depreciation, and Amortization	2,285,426	2,492,626	1,570,104

Other Income (Expense)
Depreciation expense	(187,229)	(182,102)	(279,138)
Amortization expense	(4,000)	(4,000)	(4,000)
Interest income	40	332	965
Interest expense	(727,717)	(737,873)	(753,547)
Loan write off	—	—	(7,500)
Loss on disposal of equipment	(3,125)	(1,171)	—

	(922,031)	(924,814)	(1,043,220)

Income before Provision for Income Taxes	1,363,395	1,567,812	526,884

Provision for Income Taxes	80,204	16,041	43,929

Net Income	$1,283,191	$1,551,771	$482,955

See accompanying notes to financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

			Retained
		Additional	Earnings
	Common	Paid-in	(Accumulated
	Stock	Capital	Deficit)	Total
Balance, January 1, 2002 (Consolidated)	$1,000	$799,000	$(2,400,306)	$(1,600,306)

Net Income	—	—	482,955	482,955

Balance, December 31, 2002 (Consolidated)	1,000	799,000	(1,917,351)	(1,117,351)

Net Income	—	—	1,551,771	1,551,771

Balance, December 31, 2003 (Consolidated)	1,000	799,000	(365,580)	434,420

Net Income	—	—	1,283,191	1,283,191

Balance, December 31, 2004 (Combined)	$1,000	$799,000	$917,611	$1,717,611

See accompanying notes to financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
	Combined	Consolidated	Consolidated
Cash Flows from Operating Activities
Net income	$1,283,191	$1,551,771	$482,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	187,229	182,102	279,138
Amortization	4,000	4,000	4,000
Loss on disposal of equipment	3,125	1,171	—
Increase (decrease) in allowance for returns	127,694	28,587	(103,641)
Increase (decrease) in allowance for doubtful accounts	242,080	(125,930)	(152,281)
Change in deferred rent obligation	(5,603)	155,704	15,960
(Increase) decrease in operating assets:
Accounts receivable	(1,562,949)	(295,944)	(67,214)
Income tax receivable	(15,845)	6,830	2,998
Inventory, net	(536,551)	96,871	(23,787)
Prepaid expenses	190,964	(182,866)	(126,079)
Other assets	17,672	80,939	(28,314)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	634,536	(125,930)	12,351
Deferred advertising revenue	(94,572)	(39,337)	61,976
Deferred subscription revenue	4,745	155,886	(129,586)

Net cash provided by operating activities	479,716	1,493,854	228,476

Cash Flows from Investing Activities
Additions to property and equipment	(312,696)	(256,329)	(40,406)
Stockholder loans receivable	(290,358)	—	(267,457)

Net cash used in investing activities	(603,054)	(256,329)	(307,863)

Cash Flows from Financing Activities
Payments on long-term debt	—	(99,243)	(297,727)
Payments on acquisition-related non-compete obligation	(4,000)	(4,000)	(4,000)
Payments on obligations under capital lease	—	(72,005)	(54,844)

Net cash used in financing activities	(4,000)	(175,248)	(356,571)

Net Increase (Decrease) in Cash	(127,338)	1,062,277	(435,958)

Cash, Beginning of Year	1,326,496	264,219	700,177

Cash, End of Year	$1,199,158	$1,326,496	$264,219

See accompanying notes to financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
SUPPLEMENTAL DISCLOSURES

	2004	2003	2002
	Combined	Consolidated	Consolidated
Cash Paid During the Year For:
Interest	$725,000	$738,185	$736,644

Income taxes	$55,617	$23,517	$15,691

Non-Cash Financing Activities:

Capital lease obligations incurred with acquisition of equipment	$–	$–	$83,625

See accompanying notes to financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 1 —	NATURE OF OPERATIONS

LPI Media Inc. (“LPI”) is a publisher of magazines which are distributed worldwide targeting the gay and lesbian community. LPI’s subsidiaries and its affiliated company sell adult-oriented magazines through mail order, offers subscriptions to an interactive website and performs list management and brokerage services.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination and Consolidation

In 2003 and 2002 the financial statements have consolidated the accounts of LPI and its wholly-owned subsidiaries, Triangle Marketing Services, Inc. (“TMS”) and Specialty Publications, LLC (“SP, LLC”).

On December 31, 2004 the assets of SP, LLC were transferred to a new corporation, Specpub, Inc. (“Specpub”), which is owned by the primary stockholders of LPI.

The 2004 financial statements include the consolidated accounts of LPI and its remaining wholly-owned subsidiary, TMS and the combined assets, liabilities and operations of Specpub. Collectively, all entities are referred to as “the Company.” All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. The allowance for doubtful accounts includes management’s estimates of the amounts expected to be lost on specific accounts receivable and for losses on unidentified accounts included in accounts receivable at December 31, 2004, 2003 and 2002. In estimating potential losses, management relies on payment history, stability of debtors, historical experience and industry trends. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts reported in the financial statements.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations

Occasionally, the Company’s bank balances exceed the FDIC-insured limit of $100,000. The Company has not experienced and does not anticipate any losses relating to cash held in these accounts.

Inventory

Inventory, which consists of editorial and artwork costs for future issues along with books, paper, and other publishing and novelty products and shipping materials, are carried at the lower of cost or market (first in, first out) and are charged to expense at the time of publication or sale.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the property. Leasehold improvements are amortized over the lesser of the useful life of the assets or term of the lease.

Intangible Assets

Intangible assets include the excess of acquisition cost over the fair market value of identifiable assets acquired (“goodwill”), trademarks and non-compete covenants.

Trademarks and goodwill are not amortized but, instead, tested for impairment in value. No impairment was deemed to have occurred in any year presented. Non-compete covenants are amortized on a straight-line basis over the period covered by the covenant (5 years).

Revenue Recognition — Advertising

Magazine advertising revenues are recognized, net of related agency commissions, on the date the magazines are placed on sale at the newsstands. Revenues received for advertisements in magazines to go on sale in future months are classified as deferred advertising revenue.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition — Magazine Subscriptions

Revenues from magazine subscriptions are deferred (deferred subscription revenue) and recognized as subscription revenues over the term of the related subscriptions as the subscriptions are fulfilled. In addition, the Company provides an estimated reserve for subscription cancellations at the time such subscriptions are recorded.

Revenue Recognition — Newsstand

Magazines intended for distribution to newsstands are sold on a fully returnable basis. Newsstand revenue is recorded when the magazines are shipped to the distributor net of related distributor allowances and net of estimated returns.

Revenue Recognition — Book Sales

Revenue from books sold to book stores is recognized at shipment, net of provisions for returns.

Revenue Recognition — List Brokerage and Management

List brokerage and management revenues consists of sales of rights to use the Company’s and other third parties’ subscriber lists and fees earned for the management of such lists. Revenue is recognized when the lists are shipped to the customer or when list management services are performed.

Revenue Recognition — Mail Order and Website Access

Mail order revenues include direct customer sales of magazine back issues, books, as well as novelty items sold from advertisements placed in the Company’s magazines or its website. Revenue is recognized at the date of shipment. Revenues from website access subscriptions are deferred and recognized over the term of the related subscriptions.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

LPI and Specpub are “S” Corporations for Federal and state tax purposes. In lieu of corporate Federal and state income taxes, the stockholders of an “S” Corporation are taxed on their proportionate share of its taxable income. The Company provides the stockholders with distributions from its equity as reimbursement for their individual liabilities arising from their allocated share of taxable income. Triangle Marketing Services, Inc. is a “C” Corporation and files its own separate Federal, state and local income tax returns. Specialty Publications, LLC files a combined return with LPI.

Upon its conversion to an “S” Corporation effective January 1, 1999, LPI was subject to a built-in gains tax on the excess of the fair market value over the tax basis of net assets on hand at that date. Such gains are taxable to LPI when the related net assets are realized, subject to certain limitations, based upon the taxable income of the Company and a maximum 10 year inclusion period from the date of conversion to “S” status. The built-in gains tax liability relates principally to LPI’s intangible assets. The sale or disposition of these assets by LPI within the 10 year inclusion period would result in an aggregate built-in gains tax of approximately $1,085,000.

NOTE 3 —	INVENTORY

Inventory consists of the following:

	2004	2003	2002
Editorial materials	$172,117	$204,235	$242,679
Paper	456,936	214,106	196,973
Finished books and other publishing products	423,701	344,972	436,381
Novelty items	444,862	209,633	175,907
Production and circulation materials	105,913	94,032	116,538

	1,603,529	1,066,978	1,168,478

Less obsolescence reserves	(40,000)	(40,000)	(44,629)

	$1,563,529	$1,026,978	$1,123,849

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 4 —	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2004	2003	2002
Furniture and equipment	$1,515,719	$1,228,165	$1,220,958
Leasehold improvements	464,135	458,056	389,133

	1,979,854	1,686,221	1,610,091

Accumulated depreciation and amortization	(1,496,267)	(1,315,485)	(1,312,411)

	$483,587	$370,736	$297,680

NOTE 5 —	INTANGIBLE ASSETS

Intangible assets consist of the following:

	2004	2003	2002
Trademarks	$4,344,330	$4,344,330	$4,344,330
Goodwill	6,095,965	6,095,965	6,095,965
Covenant not to compete	20,000	20,000	20,000

	10,460,295	10,460,295	10,460,295

Less accumulated amortization	(1,731,826)	(1,727,826)	(1,723,826)

	$8,728,469	$8,732,469	$8,736,469

NOTE 6 —	STOCKHOLDER LOANS RECEIVABLE

Loans receivable from stockholders are unsecured and bear 1.96% interest per annum. These loans may be repaid at the stockholders’ discretion, but not before January 1, 2006.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 7 —	LONG-TERM DEBT

Long-term debt consists of the following:

	2004	2003	2002
10% unsecured note payable to a stockholder, due at stockholder’s discretion but not before October 2006	$7,250,000	$7,250,000	$7,250,000

Non-interest bearing promissory note issued in connection with the 2000 acquisition of two magazines, due on April 1, 2003 (net of discount of $9,924 in 2003 based on an imputed interest rate of 4.75%).	—	—	99,243

Non-complete covenant related to above acquisition.	1,333	5,333	8,576

	7,251,333	7,255,333	7,358,576

Current portion	(1,333)	(4,000)	(103,243)

	$7,250,000	$7,251,333	$7,255,333

NOTE 8 —	COMMITMENTS

Consulting Services

The Company has an ongoing agreement with an individual to function as the Company’s Chief Executive Officer. The agreement provides for an annual compensation of $400,000.

The Company has a five-year consulting services agreement expiring in April 2005 with the former Chairman and controlling shareholder of the entity from which it acquired two magazines (see Note 7). The agreement provides for aggregate annual consideration of $96,000.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 8 —	COMMITMENTS (CONTINUED)

Leases

The Company leases three locations under operating leases that expire through December 2012. Future minimum lease payments under these operating leases are as follows:

Year Ending December 31,
2005	$604,861
2006	500,126
2007	290,768
2008	247,122
2009	254,183
Thereafter	762,549

$2,659,609

Real estate taxes, insurance and maintenance expenses are the obligation of the Company and are not included in the above minimum lease payment obligations.

Aggregate rent expense was $719,600, $683,966 and $660,184 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 9 —	EMPLOYEE BENEFIT PLANS

The Company has a 401(K) profit sharing plan available to all employees who have completed six months of continuous service and have attained 21 years of age. The Company may make certain discretionary contributions to the plan. In 2004, 2003 and 2002 the Company matched 50% of the employees’ contributions up to five percent. Employees vest in the matching contribution based on length of service. The Company’s expense for the years ended December 31, 2004, 2003 and 2002 was $128,506, $102,808 and $101,578, respectively.

LPI MEDIA INC. AND SUBSIDIARIES AND AFFILIATED COMPANY (2004)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

NOTE 10 —	CONTINGENCIES

Letter of Intent

The Company has signed a letter of intent, dated October 3, 2005, to sell all its assets and certain of its liabilities to a publicly-held media company in consideration for cash, notes and stock.

Additional Consideration

In conjunction with the 2000 acquisition of two magazines (see Notes 7 and 8) the Company is obligated to pay additional consideration to the sellers in the event of a subsequent “Sale Transaction.”

If consummated, the asset sale contemplated in the letter of intent could trigger the additional consideration. However, relevant facts are unknown regarding the proposed transaction and therefore the Company cannot estimate the amount of additional consideration, if any, that will be payable to the sellers of the two magazines.
See accompanying notes to financial statements.